CONTACT:	FOR IMMEDIATE RELEASE
Laura J. Hughes	August 13, 2019
Executive Vice President
Chief Marketing Officer
Heartland Financial USA, Inc.
(563)589-2148
lhughes@htlf.com

Christopher J. Lindell
Executive Vice President
Marketing & Corporate Secretary
QCR Holdings, Inc.
(319)743-7006
clindell@qcrh.com

HEARTLAND FINANCIAL USA, INC. AND QCR HOLDINGS, INC.
ANNOUNCE THAT
ILLINOIS BANK & TRUST WILL ACQUIRE
THE ASSETS OF ROCKFORD BANK AND TRUST COMPANY

Acquisition Will Substantially Expand Heartland’s Community Banking Operations
in Rockford, Illinois and Establish Illinois Bank & Trust as a
Premier Community Bank, with Approximately $1.3 Billion in Assets

Dubuque, Iowa, & Moline, Illinois, August 13, 2019 - Dubuque, IA-based Heartland Financial USA, Inc. (“Heartland”) (NASDAQ: HTLF) and Moline, IL-based QCR Holdings, Inc. (“QCRH”) (NASDAQ: QCRH) jointly announced today that Illinois Bank & Trust (“IB&T”), a wholly-owned subsidiary of Heartland headquartered in Rockford, Illinois, has entered into a purchase and assumption agreement, pursuant to which IB&T will acquire substantially all of the assets and assume substantially all of the deposits and certain other liabilities of Rockford Bank and Trust Company (“Rockford Bank & Trust” or “RB&T”), headquartered in Rockford, Illinois. RB&T is a wholly-owned subsidiary of QCRH.

Founded in 2005, RB&T is a full-service community bank with $523 million in total assets, $423 million of gross loans outstanding, and $453 million of deposits as of June 30, 2019. RB&T serves the Rockford market from two full-service banking centers.

IB&T had $853 million in total assets as of June 30, 2019. It operates eight full-service banking centers in Rockford and northwestern Illinois. The transaction will create Heartland’s fifth largest bank subsidiary with assets of approximately $1.3 billion and 10 banking centers, when fully integrated. IB&T will continue to operate under the Illinois Bank & Trust brand.

The leadership teams from both IB&T and RB&T will play critical roles in leading the new combined bank. Once the transaction is complete, Jeffrey S. Hultman, President and CEO of IB&T, will continue in his position as CEO of IB&T and Thomas D. Budd, President and CEO of RB&T, will assume the role of President of IB&T.

After completing the acquisition of the assets of RB&T, Heartland will have total assets of approximately $12.6 billion with 118 full-service banking locations operating in 12 states.

“We are growing our presence and adding additional scale in the Rockford market, where we have been quite successful,” said Lynn B. Fuller, Executive Operating Chairman of Heartland. “Rockford Bank & Trust is an excellent fit for our community banking business model, and we are pleased the Rockford Bank & Trust team will be joining with the Illinois Bank & Trust team to expand and continue our success in the market.”

Bruce Lee, President and CEO of Heartland, added, “Rockford Bank & Trust’s two office locations will be a natural fit with the geographic footprint and culture of Illinois Bank & Trust, and we look forward to further building relationships in the Rockford communities. We extend a warm welcome to the Rockford Bank & Trust customers and employees to our organization. The leadership teams of the two institutions will be integrally working together to preserve our commitment to a quality customer experience. We are very fortunate to be integrating two talented teams of local commercial banking professionals and staff with an excellent knowledge of the Rockford community and the clients they serve.”

Under the terms of the purchase and assumption agreement, IB&T will acquire substantially all of RB&T’s assets for a cash payment and assume substantially all of RB&T’s deposits and other liabilities. The cash amount to be paid for the assets will be determined substantially by the following formula: (a) the “Purchase Price Premium,” plus (b) the aggregate net book value of the acquired assets, minus (c) the aggregate net book value of the assumed liabilities. The Purchase Price Premium is equal to (i) 8% of RB&T’s tangible assets, multiplied by (ii) 0.345. Based on RB&T’s balance sheet as of June 30, 2019, the Purchase Price Premium would be $13.4 million and the total payment by IB&T to RB&T would be $59.2 million. The actual Purchase Price Premium and the payment made by IB&T to RB&T will be determined based on the aggregate net book value of the acquired assets and liabilities assumed by IB&T on the closing date.

“Reaching this agreement with Heartland makes the most sense for Rockford Bank & Trust customers and the Rockford community, and is also a win-win for shareholders of Heartland and QCR Holdings, Inc.,” stated Larry J. Helling, Chief Executive Officer of QCRH. "We have tremendous respect for the team at Heartland and their community banking values. Their multi‐charter structure and approach to client service is a natural fit for RB&T. In addition, we believe the combined banks will create the pre‐eminent bank in the Rockford community. Divesting of RB&T will allow QCRH to redeploy capital in our other existing markets and provide the best outcome for our shareholders."

The RB&T transaction is subject to approval by federal and state bank regulators and to customary closing conditions. The transaction is expected to close in the fourth quarter of 2019, with a systems conversion planned for the first quarter of 2020.

Advisors:
In connection with the transaction, Panoramic Capital Advisors, Inc. served as financial advisor to Heartland and Dorsey & Whitney LLP served as Heartland’s legal counsel. Barack Ferrazzano Kirschbaum & Nagelberg LLP served as QCRH’s legal counsel.

About Heartland Financial USA, Inc.
Heartland is a diversified financial services company with assets of $12.2 billion as of June 30, 2019. The company provides banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 116 banking locations serving 84 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

About Illinois Bank & Trust
IB&T, a wholly-owned subsidiary of Heartland, had total assets of $853 million as of June 30, 2019, and is dedicated to the principles of community banking, including community involvement, an active board of directors, local presidents and local decision-making. The bank currently operates eight banking centers in the Rockford area, and in Stockton, Galena and Elizabeth, Illinois. For more information, visit www.illinoisbank.com. IB&T is a member of the FDIC and is an Equal Housing Lender.

About QCR Holdings, Inc.
QCRH, headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, Springfield and Rockford communities through its wholly owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Rockford Bank & Trust Company, based in Rockford, Illinois, commenced operations in 2005. Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. Additionally, QCRH serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. In July 2018, the Company completed a merger with Springfield Bancshares, Inc., the holding company of Springfield First Community Bank of Springfield, Missouri. With this addition of Springfield First Community Bank, QCRH has 27 locations in Illinois, Iowa, Wisconsin and Missouri. As of June 30, 2019, QCRH had approximately $5.2 billion in assets, $3.9 billion in loans and $4.3 billion in deposits. For additional information, please visit their website at www.qcrh.com.

Forward-Looking Statements
This release, and future oral and written statements of Heartland and QCRH and their management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about IB&T’s acquisition of RB&T. These forward-looking statements may include statements about the benefits of the transaction, including anticipated future results, cost savings and accretion to earnings. Risks relating to the acquisition include the following: the businesses of RB&T and IB&T may not be combined successfully, or such combination may take longer than expected; the cost savings from the acquisition may be less than anticipated; credit and interest rate risks of RB&T may be greater than anticipated; and various difficulties associated with achieving anticipated future financial results of IB&T after the transaction may occur.

In addition, this release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's and QCRH’s financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's and QCRH’s management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors in Heartland's and QCRH’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war; (iii) changes in state and federal laws, regulations and governmental policies as they impact the company's general business; (iv) changes in interest rates and prepayment rates of the company's assets; (v) increased competition in the financial services sector and the inability to attract new clients; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions and Heartland's ability to successfully integrate acquired banks; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the company; and (xi) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland and QCRH undertake no obligation to update any statement in light of new information or future events.

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